Exh 10-a
                           SHARE EXCHANGE AGREEMENT

	AGREEMENT dated June 29, 2006 by and among Iron Star Development, Inc., a Utah corporation (hereinafter referred to as "ISDI") and the individual signatories to this agreement, being all of the shareholders of Winner Sea Group Limited, a business company organized under the laws of the British Virgin Islands (hereinafter referred to as the "WSGL
Shareholders")

	WHEREAS, Winner Sea Group Limited ("WSGL") owns ninety percent (90%) of the registered and outstanding capital stock of Harbin Yinhai Technology Development Company Limited ("Yinhai"); and

	WHEREAS, WSGL and Yinhai own all of the equity in a joint venture called "Harbin Golden Sea Technology Printing Co., Ltd. ("Golden Sea"), which is the successor to the business of Yinhai; and

	WHEREAS, the WSGL Shareholders own all of the issued and outstanding capital stock of WSGL; and

	WHEREAS, the WSGL Shareholders desire to transfer to ISDI and ISDI desires to acquire one hundred (100%) percent of such shares.

	NOW, THEREFORE, it is agreed:

	1.	DEFINITIONS.  As used herein, the following terms shall have the meanings set forth below:

	a.	"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of ISDI, WSGL or Yinhai.

	b.	"GAAP" means generally accepted accounting principles in the
United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

	c.	"Lien" means, with respect to any property or asset, any
mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

        d. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

		(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

		(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

		(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

        e. "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

	2.	SHARE EXCHANGE.

        a. The WSGL Shareholders hereby transfer and assign to ISDI all of the issued and outstanding capital stock of WSGL. The WSGL Shareholders represent and warrant that the execution and delivery of this Agreement transfers to ISDI all of the right, title and interest in said shares free of Liens, claims and encumbrances.

        b. Promptly after the execution of this Agreement, ISDI shall issue to the WSGL Shareholders a total of Eighteen Million (18,000,000) shares of common stock. The shares shall be issued in proportion to the relative interests of the WSGL Shareholders in WSGL, as set forth on
Schedule 2a hereto. No fractional shares will be issued; in lieu thereof, the number of shares to each WSGL Shareholder will be rounded up to the next whole share. ISDI warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.

        c. The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the common stock by ISDI to the WSGL Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section
4(2) of said Act.

	3.	CLOSING.  The Closing of the transactions contemplated by this
Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel to the WSGL Shareholders, at 11:00 A.M. on the date of this Agreement. As used herein, "Closing Date" means the date on which the Closing occurs.

	4.	WARRANTIES AND REPRESENTATIONS OF WSGL SHAREHOLDERS   In order
to induce ISDI to enter into this Agreement and to complete the transaction contemplated hereby, the WSGL Shareholders, jointly and severally, warrant and represent to ISDI that:

	a.	ORGANIZATION AND STANDING - WSGL.  WSGL is a Business Company
duly organized, validly existing and in good standing under the laws of the British Virgin Islands. WSGL has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

	b.	CAPITALIZATION - WSGL.  WSGL's entire authorized capital stock consists of 50,000 shares of common stock, $1.00 par value, of which 49,985 shares are issued and outstanding. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which WSGL or the WSGL Shareholders are bound, calling for the issuance of any additional equity securities of WSGL. All of the outstanding WSGL Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

	c.	OWNERSHIP OF WSGL SHARES. The WSGL Shareholders are the sole owners of the outstanding shares of WSGL Common Stock, free and clear of all liens, encumbrances, and restrictions whatsoever. By the transfer of the WSGL Common Stock to ISDI pursuant to this Agreement, ISDI will acquire good and marketable title to 100% of the capital stock of WSGL, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever.

	d.	BUSINESS OPERATIONS AND LIABILITIES - WSGL. WSGL has conducted no business operations other than the execution of the Cooperative Venture Agreement with Yinhai to create Golden Sea and the acquisition of ownership of 90% of the capital stock of Yinhai. WSGL has no liabilities other than liabilities incurred in connection with the activities identified in this section, which will not exceed $5,000 on the Closing Date.

	e.	ORGANIZATION AND STANDING - YINHAI.  Yinhai is a corporation duly organized, validly existing and in good standing under the laws of the
People's Republic of China.    Yinhai has full power and authority to carry
on its business as now conducted and to own and operate its assets, properties and business.

	f.	OWNERSHIP OF YINHAI SHARES.  WSGL is the owner of ninety
percent (90%) the outstanding shares of Yinhai Common Stock, free and clear
of all Liens, encumbrances, and restrictions whatsoever.   The remaining
ten percent (10%) of the outstanding shares of Yinhai Common Stock is owned by Xie Guihong.

	g.	TAXES.  Each of WSGL, Golden Sea and Yinhai has filed all Tax
Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of WSGL, Golden Sea or Yinhai other than Liens for Taxes not yet due and payable.
All Taxes due and owing by WSGL, Golden Sea or Yinhai have been paid.
Neither WSGL nor Yinhai is the beneficiary of any extension of time within which to file any tax return.

	h. 	PENDING ACTIONS.  There are no material legal actions,
lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting WSGL, Golden Sea, Yinhai, or against Yinhai's officers or directors or the WSGL Shareholders that arose out of their operation of Yinhai. Neither WSGL, Yinhai, any of Yinhai's officers or directors nor any of the WSGL Shareholders are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Yinhai or Golden Sea.

	i.	WSGL FINANCIAL STATEMENTS.  The WSGL Shareholders have
delivered to ISDI the audited financial statements of WSGL for the period ended March 31, 2006 and the audited financial statements of Yinhai for the years ended December 31, 2005 and 2004 (collectively, the "WSGL Financial
Statements").   The WSGL Financial Statements have been prepared in
accordance with U.S. generally accepted accounting principles and present fairly in all material respects the financial condition of WSGL and Yinhai
as of the dates thereof.   The WSGL financial statements have been reported
on by an independent accountant registered with the PCAOB. The WSGL Shareholders have also delivered to ISDI the unaudited financial statements of Yinhai for the three month periods ended March 31, 2006 and 2005 (the "Interim Financial Statements"). The Interim Financial Statements fairly present the results of operations of Yinhai and its financial condition as of the dates thereof.

	j.	ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since March 31, 2006,
there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Yinhai or (ii) any damage, destruction, or loss to Yinhai (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Yinhai;

	k.	COMPLIANCE WITH LAWS.  Yinhai's operations and those of Golden
Sea have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Yinhai is not in violation of any law, ordinance or regulation of the People's Republic of China or of any other jurisdiction. Yinhai holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

	l.	UNDISCLOSED LIABILITIES.  Neither WSGL nor Yinhai has any
material liability except for (i) liabilities set forth in the WSGL Financial Statements or the Interim Financial Statements, and (ii) liabilities that have arisen after March 31, 2006 in the ordinary course of business.

	m.  	INVESTMENT INTENT.  The WSGL Shareholders (i) understand that the shares of ISDI common stock that they will receive pursuant to this Agreement have not been and will not be registered under the Securities Act or under any state securities laws, and are being transferred to them in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) are acquiring the shares solely for their own accounts for investment purposes and not with a view to the distribution thereof, (iii) are sophisticated investors with knowledge and experience in business and financial matters, (iv) have received information concerning ISDI and have had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding ISDI shares, and (v) are able to bear the economic risk and lack of liquidity inherent in holding ISDI shares.

        5. WARRANTIES AND REPRESENTATIONS OF ISDI. In order to induce the WSGL Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, ISDI warrants and represents to the WSGL Shareholders that:

	a. 	ORGANIZATION AND STANDING.  ISDI is a corporation duly
organized, validly existing and in good standing under the laws of the State of Utah. ISDI is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of ISDI previously delivered to the WSGL Shareholders are true and complete as of the date hereof.

	b.	CAPITALIZATION.  ISDI's entire authorized capital stock
consists of 40,000,000 shares of common stock, $.001 par value. At the Closing there will be 307,899 shares of ISDI Common Stock issued and outstanding. At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which ISDI is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

	c.	ISDI FINANCIAL CONDITION.  On the Closing Date ISDI will have no liabilities of any kind or nature, fixed or contingent.

	d.	SIGNIFICANT AGREEMENTS.  At the Closing ISDI will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

	e.	TAXES.  ISDI has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of ISDI other than Liens for Taxes not yet due and payable.

	f. 	PENDING ACTIONS.  There are no legal actions, lawsuits,
proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting ISDI or against ISDI's officers or directors that arose out of their operation of ISDI. ISDI is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

	g. 	TRADING STATUS.  ISDI's common stock is quoted for trading on the OTC Bulletin Board, with the symbol "ISDV." ISDI has not received any notice of action by the OTC Bulletin Board contemplating a delisting of ISDI.

	h.	SEC STATUS.	The common stock of ISDI is registered pursuant to
Section 12(g) of the Securities and Exchange Act of 1934. ISDI has filed all reports required by the applicable regulations of the SEC. All of the filings by ISDI under the Exchange Act within the past four years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

	i.	COMPLIANCE WITH LAWS.  ISDI's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. ISDI is not in violation of any Applicable Law.

	7.  	RESTRICTION ON RESALE. The ISDI Common Shares to be issued by
ISDI to the WSGL Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until: (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) ISDI receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for ISDI, that an exemption from the registration requirements of the Securities Act of 1933 is available.

	The certificates representing the shares which are being issued to the WSGL Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

        "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR DICKIE WALKER MARINE, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DICKIE WALKER MARINE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

IRON STAR DEVELOPMENT, INC.

By: /s Tian Ling
-----------------------------------
Tian Ling, Chief Executive Officer

WINNER SEA GROUP LIMITED SHAREHOLDERS:


/s/ Tian Ling                 /s/ Qui Huali
Tian Ling                     Qui Huali

/s/ Li Qingguo                /s/ Zhou Yudan
Li Qingguo                    Zhou Yudan

/s/ Wang Liyan                /s/ Han Dechao
Wang Liyan                    Han Dechao

/s/ Li Yuliang                /s/ Xia Songlin
Li Yuliang                    Xia Songlin

/s/ Tian Wenchun              /s/ Liu Yanxia
Tian Wenchun                  Liu Yanxia

/s/ Cao Yan                   /s/ Tian Longbiao
Cao Yan                       Tian Longbiao

/s/ Tian Jihong               /s/ Xia Yuhong
Tian Jihong                   Xia Yuhong

/s/ Li Yeqian                 /s/ Zhang
Li Yeqian                     Zhang Shufen

/s/ Zhou Jing                 /s/ Liu Hongmei
Zhou Jing                     Liu Hongmei

/s/ Xie Guighong              /s/ Han Jiayue
Xie Guihong                   Han Jiayue

/s/ Liu Longjiang             /s/ Jia Ying
Liu Longjiang                 Jia Ying

/s/ Ling Jun                  /s/ Zheng Lihua
Ling Jun                      Zheng Lihua

/s/ Du Song                   /s/ Zhang Bin
Du Song                       Zhang Bin

/s/ Wan Shurong
Wan Shurong


                            SHARE EXCHANGE AGREEMENT

                                   Schedule 2a

				Winner Sea		Iron Star
Shareholder                     Percentage              Shares
---------------------------------------------------------------------
Tian Ling                            35.00              6,300,000
Qui Huali                             4.80                864,000
Li Qingguo                            4.72                850,000
Zhou Yudan                            4.72                850,000
Wang Liyan                            4.50                810,000
Han Dechao                            4.44                800,000
Li Yuliang                            4.44                800,000
Xia Songlin                           4.44                800,000
Tian Wenchun                          4.17                750,000
Liu Yanxia                            3.89                700,000
Cao Yan                               3.50                630,000
Tian Longbiao                         3.22                580,000
Tian Jihong                           3.15                570,000
Xia Yuhang                            2.78                500,000
Li Yeqian                             2.60                470,000
Zhang Shufen                          2.58                460,000
Zhou Jing                             1.67                300,000
Liu Hongmei                           1.53                276,000
Xie Guihong                           1.00                180,000
Han Jiayue                             .95                170,000
Liu Longjiang                          .67                120,000
Jia Ying                               .56                100,000
Ling Jun                               .25                 45,000
Zheng Lihua                            .22                 40,000
Du Song                                .11                 20,000
Zhang Bin                              .06                 10,000
Wang Shurong                           .03                  5,000